Exhibit 10.45

RECORDING REaUESTED BY

AND WHEN RECORDED MAIL TO:

John M. Prososkl

Dvorak & Donovan 13625

California st., ste. 110

Omaha, NE 68154

Space above for Recorders use

MORTGAGE WITH ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

This MORTGAGE WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”), is made as of December 14 2016 by Meadowbrook Apartments Llmfted Partnership, an Ohio limited partnership (“Mortgegor”) TO AND IN FAVOR OF Bankers Trust Company (“Mortgagee”).

Capitalized terms used in this Mortgage without definition have the meanings given them in that _ certain Credit Agreement dated as of even date herewith, by AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership as “Borrower” (“Borrower”) and Mortgagee as 5Bank” (the “Credit Agreement”).

RECITALS

WHEREAS, Borrower, an affiliate of Mortgagor, is presently indebted or obligated to Mortgagee pursuant to the Credit Agreement and other Loan Documents; and

WHEREAS, for the purpose Of Inducing Mortgagee to extend credit to Borrower and because Mortgagor will benefit from the credit extended to Borrower, Mortgagor agrees to enter into this Mortgage.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which ere hereby acknowledged, Mortgagor hereby agrees as follows:

ARTICLE 1

GRANT AND SECURED OBLIGATIONS.

1.1    Grant. For the purpose of securing payment and •performance of the Secured Obligations defined and described in Section 1.2, Mortgagor hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Mortgagee, all estate, right, title and interest which Mortgagor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, together with the Personalty (as hereinafter defined) being hereinafter collectively referred to as the 'Property');

(a)The real property located in COUNTY OF CAMPBELL, COMMONWEALTH OF KENTUCKY as described in Exhibit A attached hereto (the “Land”), together with all existing and future easements and rights affording access to the Land; and

(b)All buildings, structures and improvements now located or later to be constructed on the Land (the “Improvements”); and

(c)All existing and future appurtenances, privileges, rights, easements, and tenements of the Land, Including all minerals, oil, gas, other hydrocarbons and any other commercially valuable substances which may be in, under or produced from any part of the Land, a” development rights and air rights, water, Water Rights (as defined herein), and any land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements; and

(d)All rents, income, revenues, issues and profits of or from the Land or the Improvements; and

(e)Alt Fixtures (as that term is hereinafter defined); and

(f)All proceeds. including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Land, the Improvements or the other property described above Into cash or liquidated claims, including proceeds of any insurance policies, present and future, payable because of loss sustained to all or any part of any Property, whether or not such insurance policies are required by Mortgagee, and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, the improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action .arising in tort. contract, fraud or concealment of a material fact; and

(g)Al additions and accretions to, substitutions and replacements for, and changes in, any of the property described above.

1.2    Secured Obligations. Mortgagor makes the grant, conveyance, transfer and assignment set forth in Section 1.1, makes the irrevocable and absolute assignment set forth in Article 2, and grants the Security interest set forth in all for the purpose of securing the following obligations in any order of priority that Mortgagee may choose (collectively, the “Secured Obligations;” individually, a “Secured Obligation”):

(a)Payment of all obligations of Borrower to Mortgagee arising under the Credit Agreement which provides for extension of credit in a principal amount not exceeding Twenty Million Dollars ($20,000,000.00) having a final maturity date of March 31, 2017;

(b)Payment of all obligations of Borrower to Mortgagee arising under that certain Promissory Note dated as of even date herewith (the “Note”) payable by Borrower as maker in the stated maximum principal amount of Twenty Million ($20,000,000.00) to the order or Mortgagee, having a final maturity date of March 31, 2017;

(c)Payment and performance of all obligations of the Mortgagor under this Mortgage: and

(d)Payment and performance of all future advances and other obligations of the Borrower or Mortgagor to Mortgagee, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by the Mortgagee by assignment or otherwise; and

(e)Payment and performance of al] modifications, amendments, extensions, and renewals, however evidenced, of any of the matters described in this Section 1.2.

All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or Instrument made or entered into in connection with each of •the Secured Obligations. These terms include any provisions in the Note or the Credit Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

ARTICLE 2

ASSIGNMENT OF MORTGAGOR'S INTEREST IN LEASES AND ASSIGNMENT OF RENTS.

2.1    Absolute Assignment. Mortgagor hereby irrevocably, absolutely, presently and unconditionally assigns to Mortgagee:

(a)All of Mortgagors right, title and interest In, to and under any and all leases. licenses and other agreements of any kind relating to the use or occupancy of all or any portion of the Property, whether now in effect or entered into In the future {collectively, the “Leases,” Individually, a “Lease”), including {i) all guarantees of and security for lessees' performance under any and all Leases, and all amendments, extensions, renewals or modifications to any Leases; and

(b)All rents (and payments in lieu of rents), income. profit, payments and revenue at any time payable under any and all Leases, any and all security deposits received or to be received by Mortgagor pursuant to any and all Leases, and all rights and benefits accrued or to accrue to Mortgagor under any and all Leases (collectively “Rents”)THIS IS AN ABSOLUTE ASSIGNMENT, NOT AN ASSIGNMENT FOR SECURITY ONLY.

(c)Grant of License. Mortgagee hereby confers upon M0itgagor e license (the “License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 7.1, shall exist and be continuing. If an Event of Default has occurred and is continuing, Mortgagee shall have the right. which it may choose to exercise in its sole discretion, to terminate the License without notice to or demand upon Mortgagor, and without regard to the adequacy of Mortgagee's security under this Mortgage.

2.2    Collection and Application of Rents. Subject to the License granted to Mortgagor under Section 2 1, Mortgagee has the right, power and authority to collect any and alt Rents, Mortgagor hereby appoints Mortgagee it’s attorney-in-fact to perform any and all of the following acts, If and at tie times when Mortgagee in its sole discretion may so choose: (a) demand, receive and enforce payment of any and all Rents; or (b) give receipts, releases and satisfactions for any and all Rents; or (c) sue either in the name of Mortgagor or in the name of Mortgagee for any and all Rents.

Mortgagee's right to. the Rents does not depend on whether or not Mortgagee takes possession of the Property as permitted under Section 7.2(c). In Mortgagee's sole discretion, It may choose to collect Rents either with or without taking possession of the Property. If an Event of Default occurs while Mortgagee is in possession of all or part of the Property and -is collecting and applying Rents as permitted under this Mortgage. Mortgaged and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Mortgage and at law or in equity.

2.3    Notice, All lessees under any and all Leases are hereby irrevocably authorized and notified by Mortgagor to rely upon and to comply with (end are fully protected in so doing) any notice or demand by Mortgagee for the payment to Mortgagee of any rental or other sums which may at any time become due under the Leases, or for the performance of any of lessees' undertakings under the Leases, and lessees shall have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing hereunder,

2.4    Proceeds. Mortgagee has the right to apply all amounts received by it pursuant to this assignment to pay any of the following in such amounts and in such order as Mortgagee deems appropriate: (a) any and all Secured Obligations. together with all costs and attorneys' fees; (b) all expenses of leasing, operating, maintaining and managing the Property, including without limitation, the salaries, fees, commissions and wages of e managing agent and such other employees, agents or independent contractors as Mortgagee deems necessary or desirable; (c) all taxes. charges, claims, assessments, any other liens, and premiums for all insurance Mortgagee deems necessary or desirable; (d} the cost of ail alterations, renovations, repairs or replacements, end all expenses incident to taking and retaining possession of the Property,

2.5    Mortgagee Not Responsible. Regardless of whether or not Mortgagee, in person or by agent, takes actual possession of the Land and improvements, Mortgagee is not and will not be deemed to be: (a) a “mortgagee In possession” for any purpose; or (b) responsible for performing any of the obligations of Mortgagor under any Lease; or (c) responsible for any waste committed by lessees or any other patties, any dangerous or defective condition of the Property. or any negligence in the management, upkeep, repair or control of the Property; or (d) liable In any manner for the Property or the use. occupancy, enjoyment or operation of all or any part of It,

ARTICLE 3

GRANT OF SECURITY INTEREST.

3.1    Grant of Security Interest. Mortgagor grants to Mortgagee a security interest in, and pledges and assigns to Mortgagee, 911 of Mortgagor's right, title and interest now or hereafter acquired in and to all of the following described personal property (collectively, the “Personally”);

(a)All Fixtures;

(b) All equipment located on or used in connection with the Land and the Improvements; and

(c)All rights to the payment of money, accounts deposited by Mortgagor with third parties (including all utility deposits), contract rights, general intangibles (including any insurance proceeds and condemnation awards or compensation), instruments, architectural and engineering plans specifications and drawings, and as-built drawings, which arise from or relate to the Land; and

(d)All building materials, equipment or work in process, whether stored on the Land or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or Installed in or about the Land or Improvements; end

(e)All general intangibles and rights relating to the Property, including, without limitation, all permits, licenses and claims to or demands for the voluntary or Involuntary conversion of any of the Land, the Improvements or the other property described above Into cash or liquidated claims, proceeds of any insurance policies, present and future, payable because of loss sustained to all or any pan of any Property, whether or not such -insurance policies are required by Mortgagee, and all condemnation awards or payments now or later to be made -by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and ail causes of action and their proceeds for any damage or injury to the Land, the Improvements Of the other property described above or any part of them, or breach of warranty {n connection with the construction of the Improvements, including causes of action arising In tort, contract, fraud or concealment of a material fact; and

(f)the ground water on, under, pumped from or otherwise available to the Property or any other water rights appurtenant to the Property whether as a result of overlying groundwater rights, contractual rights, or otherwise and whether riparian, appropriative, or otherwise; the right to remove or extract any such ground water including any permits, rights or licenses granted by any governmental authority and any rights granted or created by any easement, covenant, agreement or contract with any Person; and any rights to which the Property or Mortgagor is entitled with respect to surface water. whether such rights are appropriative, riparian, prescriptive or otherwise and whether or not pursuant to historical use, contractual agreement, perm'! or other governmental authorization any water right, Water allocation for water not yet delivered, distribution right, delivery right, any proscriptive, contractual, easement or other rights necessary or convenient to convey any water to the Property, water storage right, or other water-related entitlement appurtenant to or otherwise applicable to the Property by virtue of the Property being situated within the boundaries of any governmental water district irrigation district or other local agency or within the boundaries of any private water company, mutual water company, or other non-governmental entity; and any shares, or any rights under such shares, of any private water company, mutual water company, or other non-governmental entity pursuant to which Mortgagor or the Property may receive water (collectively, the 'Water Rights”); and

(g)All substitutions, replacements, additions, accessions and proceeds for or to any of the foregoing, and all books, records and files relating to any of the foregoing. including, without limitation, computer readable memory and data and any computer software or hardware reasonably necessary to access and process such memory and data.

3.2    Financing Statements Mortgagor hereby authorizes Mortgagee to file one or more financing statements and such other documents as Mortgagee may from time to time require to perfect or continue the perfection of Mortgagee's security interest In any Personalty. Mortgagor must pay ell fees end costs that Mortgagee may incur in filing such documents in public offices and In obtaining such record searches as Mortgagee may reasonably require.

3.3    Possession and Use of Collateral. Except as otherwise provided In this Mortgage or the Credit Agreement, so long as no Event of Default exists hereunder, Mortgagor may possess. use, transfer and dispose of any of the Personalty in the ordinary course of Mortgagor’s business.

3.4    Security Agreement. This Mortgage constitutes a security agreement under the under the Uniform Commercial Code as in effect in the Commonwealth of Kentucky, as amended or recodified from time to time (“UCC”) covering all Personalty.

ARTICLE 4

FIXTURE FILING.

4.1    Fixture Filing: Description of Fixtures.  This Mortgage constitutes a fixture filing under the UCC and covers property which includes goods which are or are to become fixtures on the Property. “Fixtures” include al! articles of personal property now or hereafter attached to or placed upon said real property, appurtenances and improvements, together with ail goods and other property, which are or at any time become so related to the Property that an interest in them arises under real estate law. For the purpose of this section, the following information is set forth:

(a)Name and address of Debtor:

Meadowbrook Apartments Limited Partnership

c/o Atlantic Development GP Holding Corp

124 Fletcher street, Ste. 1

Kennebuck, ME 04043

(b)Name and Address of Secured Party:

Bankers Trust Company

14301 FNB Parkway, Suite 200

Omaha, Nebraska 68154

Attention; Donald M. Shiu. Senior Vice President

(c)This document covers goods which are or are to become fixtures.

(d)Description of Land: - See Exhibit “A”,

(e)Owner of Record of Land: Debtor.

(f)This Financing Statement covers Proceeds.

(g)Products of the Collateral are also covered.

ARTICLE 5

RIGHTS AND DUTIES OF THE PARTIES.

5.1    Representations and Warranties. Mortgagor warrants that, except as previously disclosed to Mortgagee In e writing making reference to this warranty: {a) Mortgagor lawfully possesses and holds fee simple title to all of the Land and the Improvements; (b) Mortgagor has or will have good title to all Property other than the Land and Improvements; (c) Mortgagor has the full and unlimited power, right and authority to encumber the Property; (d) this Mortgage creates a first and prior lien on the Property; (e) the Property includes all property end rights which may be reasonably necessary or desirable to enable Mortgagor to use, enjoy and operate the Land and the Improvements for the present uses thereof; (f) Mortgagor owns any Property which is property free and clear of any security agreements, reservations of title or conditional sates contracts and there is no presently effective financing statement affecting such personal property on file in any public office; and (g) Mortgagor's place of business, or its •chief executive office, if it has more than one place of business, is located at the address specified below.

5.2    Performance of Secured Obligations, Mortgagor must promptly pay and perform each Secured Obligation in accordance with its terms.

5.3    Taxes and Assessments. Mortgagor must pay prior to delinquency all taxes, levies, charges and assessments (individually and collectively, an “Imposition”), imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on all or pan of the Property or any interest In It, or which may cause any decrease in the value of the Property or any part of it. if any such Imposition becomes delinquent, Mortgagee may require Mortgagor to present evidence •that they have been paid in full, on ten (10) days' written notice by Mortgagee to Mortgagor. Notwithstanding the foregoing provisions of this Section 5.3 Mortgagor may, at Its expense, contest the validity or application of any Imposition by appropriate legal proceedings promptly initiated and conducted in good faith end with due diligence, provided that (i) Mortgagee is reasonably satisfied that neither the Property nor any pan thereof or Interest therein WII' be in danger of being sold, forfeited, or lost as a result of such contest. and (it) Mortgagor shall have posted a bond or furnished such other security as may be reasonably required from time to time by Mortgagee.

5.4    Liens. Charges and Encumbrances. Mortgagor must immediately discharge any lien on the Property which Mortgagee has not consented to In writing. Mortgagor must pay when due each obligation secured by or reducible to a lien, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Property or any interest in it, whether the lien, charge or encumbrance Is or would be senior or subordinate to this Mortgage. This Section 5.4 is subject to any right granted to Mortgagor in the Credit Agreement Ito contest in good faith claims and liens for labor done and materials and services furnished in connection with construction of any Improvements.

5.5    Damages and Insurance and Condemnation Proceeds.

(a)Mortgagor hereby absolutely and irrevocably assigns to Mortgagee, and authorizes the payor to pay to Mortgagee, the following claims, causes of action, awards, payments and rights to payment:

(i)Ali other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Property, or for damage or injury to or decrease in value of all or' part of the Property or any interest in it: and

(ii)All proceeds of any insurance policies payable because of loss sustained to all or part of the Property; and

(iii)All interest which may accrue on any of the foregoing,

(b)Mortgagor must immediately notify Mortgagee in writing if:

(i)Any damage occurs or any Injury or loss is sustained in the amount of $25,000 or more to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

(ii)Any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Property.

If Mortgagee chooses to do it may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, 05 for damage, injury or loss to all or part of the Property, and it may make any compromise or settlement of the action or proceeding. Mortgagee, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or pad of the and may join Mortgagor in adjusting any loss covered by insurance,

(c)All proceeds of these assigned claims, other property and rights which Mortgagor may receive or be entitled to must be paid to Mortgagee. In each Instance, Mortgagee must apply those proceeds first toward reimbursement of ail of Mortgagee's costs and expenses of recovering the proceeds, including attorneys' fees.

If, in any instance, each and all of the following conditions are satisfied in Mortgagee's reasonable judgment, Mortgagee must permit Mortgagor to use the balance of the proceeds {“Net Claims Proceeds”) to pay costs of repairing or reconstructing the Property in the manner described below:

(i)The plans and specifications, cost breakdown, construction contract, construction schedule. contractor and payment and performance bond for the work of repair or reconstruction must ail be acceptable to Mortgagee; and

(ii)Mortgagee must receive evidence satisfactory to it that after repair or reconstruction, the Property would be at least as valuable as it was immediately before the damage or condemnation occurred; end

(iii)The Net Claims Proceeds must be sufficient in Mortgagee's determination to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Secured Obligations until the repair or reconstruction is complete; or Mortgagor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and reasonable estimate, made by Mortgagor and found acceptable by Mortgagee, of the total cost of repair or reconstruction; and

(iv)Mortgagee must receive evidence satisfactory to It that all leases which it may find acceptable will continue after the repair or reconstruction is complete; and

(v)No Event of Default shall have occurred and be continuing.

(d) If Mortgagee finds that the foregoing conditions are met, Mortgagee must hold the Net Claims Proceeds and any funds which Mortgagor is required to provide in e noninterest-bearing account and must disburse them to Mortgagor to pay costs of repair or reconstruction upon presentation of evidence reasonably satisfactory to Mortgagee that repair or reconstruction has been completed satisfactorily and Iien-free. However, if Mortgagee finds that one or more of the conditions are not satisfied, it may apply the Net Claims Proceeds to pay or prepay (without premium) some or an of the Secured Obligations In such order and proportions as it in its sole discretion may choose.

5.6    Maintenance and Preservation of Property.

(a)Mortgagor must Insure the Property as required by the Credit Agreement and keep the Property in good condition and repair.

(b)Mortgagor must not remove or demolish the Improvements, or any part thereof, or alter or add to the Improvements, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except as permitted or required by the Credit Agreement or with Mortgagee's express prior written consent in each Instance.

(c)If all or part of the Property becomes damaged or destroyed, Mortgagor must promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices. regardless of whether or not Mortgagee agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction under Section 55.

(d)Mortgagor must not commit or allow-any waste of the Property.

(e)Mortgagor must perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve i$ value and utility; provided, however, that Mortgagee's prior written consent shall not be required for an alteration, enlargement. or improvement of the Property or the improvement thereon so long as (i) such alteration, enlargement or improvement is permitted under existing zoning and other applicable laws and regulations, and (ii) such alteration, enlargement or improvement increases the value of the Property and remains encumbered by a first priority lien in favor of Mortgagee.

Mortgagee in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct or gross negligence and bad faith of Mortgagee.

MORTGAGOR HERE-BY EXPRESSLY WAIVES AND RELEASES ALL LIABILITY OF THE TYPES DESCRIBED ABOVE, AND AGREES THAT NO SUCH LIABILITY BE ASSERTED AGAINST OR IMPOSED UPON MORTGAGEE.

(c)Mortgagor agrees to indemnify Mortgagee against and hold it harmless from all losses, damages, liabilities, claims, causes of action, judgment$, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which Mortgagee may suffer or incur:

(i)In performing any act required or permitted by this Mortgage or any of the other Loan Documents or by law;

(ii)Because of any failure of Mortgagor to perform any of the Secured Obligations; or

(iii)Because of any alleged obligation of or undertaking by Mortgagee to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents,

THIS AGREEMENT BY • MORTGAGOR TO INDEMNIFY MORTGAGEE SURVIVES THE RELEASE AND CANCELLATION OF ANY OR ALL OF THE SECURED OBLIGATIONS AND THE FULL OR PARTIAL RELEASE OF THIS MORTGAGE.

(d)Mortgagor must pay all obligations to pay money arising under this Section 5.9 immediately upon demand by Mortgagee. Each such obligation must be added to, and considered to be part of, the principal of the Note, and bears interest from the date the obligation arises at the rate then being applied to the principal balance of the Note.

5.10    Defense and Notice of Claims and Actions. At Mortgagor's sole expense, Mortgagor must protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Mortgagee created under it, against alt adverse claims. Mortgagor must give Mortgagee prompt notice in writing if any claim is asserted which does or could affect any of these matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.11    Subrogation. Mortgagee is subrogated to the liens of ell encumbrances, whether released of record or not, which are discharged in whole or in part by Mortgagee In accordance with this Mortgage or with the proceeds of any loan secured by this Mortgage.

5.12    Site Visits Observation and Testing. Mortgagee and its agents and representatives have the right to enter and visit the Property at any reasonable time for the purposes of observing it, performing appraisals, taking and removing soil or groundwater samples, and conducting tests on any part of it as provided in the Credit Agreement.

ARTICLE 6

ACCELERATING TRANSFERS.

6.1    Acceleration Upon Sale or Encumbrance. Mortgagor agrees that Mortgagor shall not, without the prior written consent of Mortgagee (which consent may be withheld In Mortgagee's sole discretion), make or permit, whether voluntarily or Involuntarily by operation of law or otherwise, any Accelerating Transfer. Mortgagor acknowledges that Mortgagee Is making one or more advances under the Credit Agreement in reliance on the expertise, skill and experience of Mortgagor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. Mortgagor acknowledges tie materiality of the provisions of this Section 6.1 as a covenant of Mortgagor, given individual weight and consideration by Mortgagee in extending the Loan, and that any Accelerating Transfer in violation of the permitted transfer provisions hereinabove provided shall result in a material impairment of Mortgagee's interest in the Property and be deemed a breach of the foregoing covenant. If any Accelerating Transfer occurs Mortgagee in its sole discretion may declare all of the Secured Obligations to be immediately due and payable and invoke any rights and remedies provided in Article 7 of this Mortgage.

6.2    Accelerating Transfers. “Accelerating Transfer” means any sale, contract to sell, conveyance, encumbrance, pledge, mortgage, lease not expressly permitted under this Mortgage or the Credit Agreement, or other transfer of ell or any material part of the Property or any interest in it, including any transfer or exercise of any right to drill for or to extract any water (other than for Mortgagors own use), oil, gas, or other hydrocarbon substances or any mineral of any kind under the surface of the Property, whether voluntary, involuntary, by operation of law or otherwise. If Mortgagor is a limited partnership, “Accelerating Transfer also means any transfer or transfers of units of the voting power or the direct or indirect beneficial ownership of Mortgagor that results in a change in control of Borrower or permit any change in the current general partner of Borrower,

ARTICLE 7

EVENTS OF DEFAULT; REMEDIES.

7.1    Events of Default. upon the occurrence of any one or more of the following events, Mortgagee may, by written notice delivered to Mortgagor, declare Mortgagor to be in default and thereupon the same shall constitute an “Event of Default” under this Mortgage:

(a)A failure by Borrower to make payments under the Note within ten days of when due or the occurrence of any other Event of Default, as denned under the Credit Agreement or any other Loan Document; or

(b)Mortgagor makes or permits the occurrence of an Accelerating Transfer in violation of Section 6.1; or

(c)Any representation or warranty made or given by Mortgagor in this Mortgage proves to be false or misleading in any material respect (a “Representation Failure”) and, to the extent such Representation Failure is capable of cure, Mortgagor does not cure the Representation Failure within thirty (30) days after written notice from Mortgagee, or, if such Representation Failure cannot be cured in thirty (30) days, within a reasonable time but not to exceed ninety (90) days after written notice; or

(d)Mortgagor fails to perform any obligation arising under this Mortgage other than as provided In clauses (b) and (c) of Section 7.1, and does not cure that failure within thirty (30) days after written notice from Mortgagee, or, if the Default cannot be cured in thirty (30) days, within a reasonable time but not to exceed ninety (90) days after written notice.

7.2    Remedies. At any time after an Event of Default, Mortgagee shall be entitled to invoke any and all of the rights and remedies described below, All of such rights and remedies are cumulative, and the exercise of any one or more of them does not constitute an election of remedies.

(a)Acceleration. Mortgagee may declare any or all of the Secured Obligations to be due and payable Immediately.

(b)Receiver. Mortgagee may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

(c)Entry. Mortgagee, in person, by agent or by court-appointed receiver, may enter •take possession of, manage and operate all or any part of the Property and may also do any and all other things in connection with those actions that Mortgagee may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: taking and possessing all of Mortgagor’s or the then owner's books and records; entering into, enforcing, modifying, or canceling leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants; fixing or modifying rents; collecting and receiving any payment of money owing to Mortgagor; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Mortgagee so requests, Mortgagor will assemble all of the Property that has been removed from the Land and make all of it available to Mortgagee at the site of the Land. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor's attorney-in-fact to perform such acts and execute such documents as Mortgagee in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagors name on any instruments. Regardless of any provision of this Mortgage or the Credit

Agreement Mortgagee shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Mortgagor to Mortgagee, unless Mortgagee has given express written notice of its election of that remedy in accordance with the UCC.

(d)Cure; Protection of Security. Mortgagee may cure any breach or default of Mortgagor, and if it chooses to do so In connection with any such cure, Mortgagee may also enter the Property and/or do any and all other things which it may in Its sole discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Mortgagee's sole judgment is or may be senior in priority to this Mortgage, such judgment of Mortgagee to be conclusive as among the parties ta this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Credit Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee.  Mortgagee may take any of the actions permitted under this Section 7.2 either with or without giving. notice to any person.

(e)Uniform Commercial Code Remedies. Mortgagee may exercise any or all of the remedies granted to a secured party under the UCC.

(f)Judicial Action. Mortgagee may bring an action in any court of competent jurisdiction to foreclose this instrument or to obtain specific enforcement of any of the covenants or agreements of this Mortgage.

(g)Single or Multiple Foreclosure Sales. If the Property consists of more than one lot, parcel or item of property, Mortgagee may:

(i)Designate the order in which the lots, parcels end/or items shall be sold or disposed of or offered for sale or disposition; and

(ii)Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Mortgagee may deem to be in its best interests (any such sale or disposition, a “Foreclosure Sale;” any two or more, “Foreclosure Sales”).

If it chooses to have more than one Foreclosure Sale, Mortgagee at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best Interests.  No Foreclosure Sale will terminate or affect the liens of this Mortgage on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

7.3    Credit Bids. At any Foreclosure Sale, any person, including Mortgagor or may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for the property, Mortgagee may settle for the purchase price by crediting the sales price of the Property against the following obligations:

(a)First the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to pay or reimburse Mortgagee under Section 5.9; and

(b)Second, all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose.

7.4    Application of Foreclosure Sale Proceeds, Mortgagee shall apply the proceeds of any Foreclosure Sale in the following manner:

(e)First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor 's obligated to reimburse Mortgagee under Section 5.9;

(b)Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Mortgagee under the terms of this Mortgage which then remain unpaid;

(c)Third, to pay al' other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose; and

(d)Fourth, to remit the remainder, if any, to the person or persons entitled to it.

7.5    Application of Rents and Other Sums. Mortgagee shall apply any and all Rents collected by it pursuant to the assignment provided in Article 2 of this Mortgage, and any and all other sums, other than the proceeds of a Foreclosure Sale, received or collected by Mortgagee, in accordance with the Credit Agreement or Note.

ARTICLE 8

MISCELLANEOUS PROVISIONS.

8.1    Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Mortgage. The Loan Documents also grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property.

8.2    No Waiver or Cure.

(a)Each waiver by Mortgagor or Mortgagee must be in writing, and no waiver is to be construed as a continuing waiver. No waiver is to be implied from any delay or failure by Mortgagor or Mortgagee to take action on account of any default of another party. Consent by Mortgagor or Mortgagee to any act or omission by another party must not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee or Mortgagee's consent (as and if applicable) to be obtained in any future or other instance.

(b)If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Mortgage or Invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and 811 other defaults under the Loan Documents have been cured); or impair the security of this Mortgage; or prejudice Mortgagee or any receiver in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Mortgagee of any tenancy, lease or option, or a subordination of the lien of this Mortgage.

(i)Mortgagee, its agent or a receiver takes possession of ail or any part of the Property In the manner provided In Section 7.2(c).

(ii)Mortgagee collects and applies Rents as permitted under Sections2.02 and 7.05. either with or without taking possession of ail or any part of the Property.

(iii)Mortgagee receives and applies .to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Mortgagee under Section 5.5.

(iv)Mortgagee makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.13.

(v)Mortgagee receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them. to one or more Secured Obligations.

(vi)Mortgagee receives any sums under this Morkgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(vii)Mortgagee or any receiver invokes any rlght or remedy provided under this Mortgage.

8.3    Powers of Mortgagee.

(a)If Mortgagee performs any act which it is empowered or authorized to perform under this Mortgage, including any act permitted by Section 5.7 or Section 7.2(d), that act alone does not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the Iien of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured - Obligations. The liability of the original Mortgagor does not release or change if Mortgagee grants any successor in interest to Mortgagor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Mortgagee is not required to comply with any demand by the original Mortgagor that Mortgagee refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

(b)Mortgagee may take any of the actions permitted under Sections 7.02(b). and/or regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Mortgage,

8.4    Merger. No merger occurs as a result of Mortgagee's acquiring any other estate in or any other lien on the Property unless Mortgagee consents to a merger in writing.

8.5    Joint and Several Liability. If Mortgagor consists of more than one person, each Is jointly and severally liable for the faithful performance of all of Mortgagor's obligations under this Mortgage.

8.6    Applicable Law. This Mortgage is governed by the laws of the Commonwealth of Kentucky. This Mortgage may be executed in one or more counterparts, each of which is, for atl purposes deemed an original and all such counterparts taken together, constitute one and the same Instrument.

8.7    Successors In Interest. The terms, covenants and conditions of this Mortgage are binding upon and inure to the benefit of the heirs, successors end assigns of the parties. However, this Section does not waive the provisions of Section 6.1.

8.8    Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Mortgage are for .convenience only and do not define or limit any terms or provisions, The word “include(s)” means “include(s), without limitation”, and the' word “including” means “including, but not limited to”. The word “obligations” is used in its broadest and most comprehensive sense. end includes all primary, secondary, direct, indirect, fixed and contingent obligations, It further includes all principal, interest, prepayment charges late fees, loan fees end any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage, The Exhibits to this Mortgage are hereby incorporated in this Mortgage.

8.9    In-House Counsel Fees. Whenever Mortgagor is obligated to pay or reimburse Mortgagee for any attorneys fees, those fees shall Include the allocated costs for services of in house counsel,

8.10    Waiver of Statutory Rights and to Receiver. To the extent permitted by law, Mortgagor hereby agrees that it shall not and will not apply for or avail Itself of any appraisement, valuation, stay, extension or exemption laws, or any so called •moratorium laws”, now existing or hereafter enacted* in order to prevent or hinder enforcement or foreclosure of this Mortgage, and hereby waives the benefit of any such laws. Mortgagor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require upon foreclosure sales of assets in a particular order. Each successor and assign of Mortgagor, including any holder of a lien subordinate to this Mortgage, by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as If it had given the waiver Itself. Mortgagor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Mortgage on behalf of Mortgagor and on behalf of each and every person acquiring any interest in or title to the Property of any. nature whatsoever, subsequent to the date of this Mortgage. The foregoing waiver.of right of redemption is made pursuant to the provisions of applicable law. Mortgagor hereby consents to the Mortgagee's application for. and the appointment of, a receiver, trustee, liquidator or conservator of the Property, without notice to Mortgagor and without regard for the adequacy of the security for the Secured Obligations and without regard for the solvency of Mortgagor.

8.11    Advance Money Mortgage. This Mortgage secures future advances made pursuant to this Mortgage or pursuant to the Credit Agreement. If Mortgagor sends a written notice to Mortgagee or any bank which purports to limit the indebtedness secured by this Mortgage and to release the obligation of Mortgagee to make any additional advances to or for the benefit of Mortgagor, such a notice shall be Ineffective as to any future advances made: (i) to pay taxes, assessments, maintenance charges and insurance premiums; (B) for costs incurred for the protection of the Property or the lien of this Mortgage; (iii) on account of expenses incurred by Mortgagee by reason of a default of Mortgagor hereunder or under the Credit Agreement, the Note or any other Loan Document; and (iv) on account of any other costs incurred by Mortgagee to protect and preserve the Property or the Iien of this Mortgage. it is the intention of the parties hereto that any such advance made by Mortgagee after any such notice by Mortgagor shall be an obligatory advance secured by •the lien of this Mortgage on the Property.

8.12    Maximum indebtedness.

(a)In addition to the Secured Obligations this Mortgage also secures unpaid balances of loan advances made after this Mortgage is delivered to the recorder for recording and unpaid balances of advances made with respect to the Property for the payment of taxes, assessments, insurance premiums, or costs incurred for the protection of the Property, provided, however, that notwithstanding anything herein to the contrary, the maximum principal amount of unpaid loan indebtedness which is. or under any contingency may be, secured at any one time by this Mortgage is $20,000,000.00 plus Interest thereon, plus such amounts set forth in subparagraph (b) below.

(b)Upon. the occurrence of an Event of Default, Mortgagee may, at the option of Mortgagee, pay taxes, assessments, insurance premiums, or costs incurred for the protection of the Property, and the amount of cost thereof, with Interest at the Default Rata, shall immediately be due from Mortgagor to Mortgagee. To the extent that any such amounts or costs paid by Mortgagee shall constitute payment of (i) taxes, charges or assessments which may be imposed by law upon the Land or Improvements; (ii) premiums on insurance policies covering the Property; (iii) expenses incurred In upholding the lien of this Mortgage, including, but not limited to the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; or (iv) any amount, cost or charge to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such amounts or costs, together with interest thereon at the Default Rate, shall be added to the indebtedness secured hereby and shall be secured by this Mortgage.

8.13    Severability. If any provision of this Mortgage should be held unenforceable or void that provision shall be deemed severable from the remaining provisions and in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum. then Mortgagee may, at Its option, declare all Secured Obligations immediately due and payable,

8.14    Notices. Any Mortgagor whose address is set forth below hereby requests that a copy of notice of default and notice of sale be mailed to It at that address. If any Mortgagor falls to insert an address, that failure shall constitute a designation of Mortgagor’s last known address as the address for such notice.

Address Where Notices to Mortgagee Are to be Sent:

Bankers Trust Company

14301 FNB Parkway, suite 200

Omaha, Nebraska 68154

Attention: Donald M. Shiu, Senior Vice President

Address Where Notices to Mortgagor Are to be Sent;

Meadowbrook Apartments Limited Partnership

c/o Atlantic Development GP Holding Corp

124 Fletcher Street, Ste.1

Kennebuck, ME 04043

[The Remainder of This Page Intentionally Left Blank and Signature Page Follows]

EXHIBIT A

Being situated in Campbell County, Commonwealth of Kentucky, and being the Easterly portion of the 27 acre tracts of land inherited by Charles J. Herbst and George P. Herbst by will of Phillip Herbst. said will being recorded in Will Book 17, Page 48, of the Records of the Campbell County Clerk in Newport, Ky. said remaining parcel being more particularly described follows:

Beginning at a recovered concrete right-of-way marker in the relocated Johns Hill Road right-of way, said marker being located at Centerline Station 39+93, 83 feet left as shown on the State Highway Plans;

Thence along the relocated Johns Hill Road right of way S 73-14-32 E, a distance of 421.76 feet to a recovered right-of-way, said marker being located at the Centerline Station 36+00, 65 feet left;

Thence along the limits of the Johns Hill Road reconstruction N 8-00-56 E, a distance of 45.00 feet to an iron pin set in the Johns Hill Road right-of-way said point being located 20.00 feet from Centerline Station 36+00;

Thence along the right-of-way S 81-59-04 E, a distance of 212.48 feet to an iron pin set at the most Easterly property corner;

Thence leaving Johns Hill Road right-of-way along the Southerly property line S 49-00-46 W, a distance of 1,270.64 feet to an iron pin set in the fence line at the southernmost corner of the property;

Thence with the fence line located along the Southwesterly property line N 36-28-55 W, a distance of 496.84 feet to an iron pin set in the fence line at the Northwesterly property corner;

Thence along the Northerly property line N 48-22-53 E, a distance of 830.32 feet to a pin set at the Northerly property comer, said pin being located in the relocated right-of-way of Johns Hill Road;

Thence along the right-of-way S 50-42-53 E, a distance of 17.18 feet to the point of beginning, Said parcel containing 11.75 acres.

Being the same property acquired by Meadowbrook Apartments Limited Partnership, an Ohio limited partnership, by deed dated November 21, 1991 of record in the Office of the Clerk of Campbell County, Kentucky, in Deed Book 0542. Page 303.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first above written,

MORTGAGOR:

MEADOWBROOK APARTMENTS LIMITED PARTNERSHIP, an Ohio limited partnership

By: ATLANTIC DEVELOPMENT GP HOLDING CORP.,
a Nebraska corporation, its general partner

By:	/s/ Drew Fitch
Drew Fitch, President

STATE OF

) SS.

COUNTY OF

The foregoing instrument was subscribed and sworn to and acknowledged before me this 3D day of 2017t by Drew Fitch, known to me or whose identity Was proven on the basis of satisfactorily identification, to be the President of Atlantic Development GP Holding Corp., Nebraska corporation, General Parmer of Meadowbrook Apartments Limited Partnership, an Ohio limited partnership, for and on behalf of said limited partnership.

BETTY J. CORMIER

NOTARY PUBLIC

State Of Maine

This instrument was prepared by:

John M. Prososki

Dvorak & Donovan 13625 California st,

Ste, 110

Omaha, NE 68154

John M. Prososki